Exhibit 4.12

AMENDMENT AND WAIVER No. 2 dated as of February 17, 2004, to the Amended and Restated Credit Agreement dated as of January 23, 2003 (as amended, the “Credit Agreement”), among AMERICAN MEDIA OPERATIONS, INC. (the “Borrower”), AMERICAN MEDIA, INC. (“Holdings”), the Lenders party thereto, and JPMORGAN CHASE BANK, as administrative agent (the “Administrative Agent”).

WHEREAS, the Borrower has requested, and the undersigned Lenders and the Administrative Agent have agreed, upon the terms and subject to the conditions set forth herein, that the Credit Agreement be amended as provided herein;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1. Amendment. Section 6.12 of the Credit Agreement is hereby amended by adding the following proviso to the end of the first sentence of Section 6.12:

; provided that the Leverage Ratio may exceed 6.25 to 1.00 as of the last day of each of the fiscal quarters ended December 29, 2003 and March 29, 2004, but may not exceed 6.50 to 1.00 on either such date.

SECTION 2. Waiver. The undersigned Lenders hereby waive any Default attributable to the Leverage Ratio exceeding 6.25 to 1.00 as of December 29, 2003, subject to compliance with the amendment to Section 6.12 as set forth herein.

SECTION 3. Amendment Fee. In consideration of the agreements of the Lenders contained in this Amendment, the Borrower agrees to pay to the Administrative Agent, for the account of each Lender that delivers an executed counterpart of this Amendment prior to 12:00 Noon, New York City time, on February 17, 2004, an amendment fee (the “Amendment Fee”) in an amount equal to 0.05% of the sum of such Lender’s Revolving Commitment and Term Loans outstanding on the date on which this Amendment becomes effective as provided in Section 5; provided that such Amendment Fee shall not be payable unless and until this Amendment becomes effective as provided in Section 5. The Amendment Fee shall be paid to the Administrative Agent on the Business Day next succeeding the date on which this Amendment becomes effective as provided in Section 5.

SECTION 4. Representations and Warranties. Each of Holdings and the Borrower represents and warrants to the Administrative Agent and to each of the Lenders that:

(a) This Amendment has been duly authorized, executed and delivered by each of Holdings and the Borrower and constitutes a legal, valid and binding obligation of each of Holdings and the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) Immediately after giving effect to this Amendment, the representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects on and as of the date hereof.

(c) Immediately after giving effect to this Amendment, no Default shall have occurred and be continuing.

SECTION 5. Conditions to Effectiveness. This Amendment shall become effective when the Administrative Agent shall have received (a) counterparts of this Amendment that, when taken together, bear the signatures of each of Holdings, the Borrower and the Required Lenders and (b) payment of all expenses required to be paid or reimbursed by the Borrower under or in connection with this Amendment and the Credit Agreement, in each case to the extent such expenses have been invoiced.

SECTION 6. Credit Agreement. Except as specifically amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as amended or modified hereby. This Amendment shall be a Loan Document for all purposes. Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement.

SECTION 7. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 8. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Amendment.

SECTION 9. Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

SECTION 10. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

AMERICAN MEDIA OPERATIONS, INC.,

by:
Name:
Title:

AMERICAN MEDIA, INC.,

by:
Name:
Title:

JPMORGAN CHASE BANK, individually and as Administrative Agent,

by:
Name:
Title:

SIGNATURE PAGE TO THE AMENDMENT AND WAIVER NO. 2, DATED AS OF FEBRUARY 17, 2004, IN RESPECT OF THE AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF JANUARY 23, 2003, AMONG AMERICAN MEDIA OPERATIONS, INC., AMERICAN MEDIA, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT.

Name of Institution:

by:
Name:
Title:

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